UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 4, 2010

ABTECH HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-52762	14-1994102
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1223 Burrowhill Lane, Mississauga, Ontario, Canada, L5H 4M7
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  (905) 274-5231

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mr. Glenn R. Rink

On October 4, 2010, the Board of Directors of Abtech Holdings, Inc. (the “Company”) appointed Mr. Glenn R. Rink to the Board of Directors of the Company.  Mr. Rink currently serves as President, Chief Executive Officer, and Director of AbTech Industries, Inc., a Delaware corporation (“AbTech”).  Prior to founding AbTech, from 1992 to 1995, Mr. Rink served as the President of HydroGrowth International (“HydroGrowth”), an agricultural products company that specializes in aqueous absorption polymer technology.  For the 12 years prior to founding HydroGrowth, Mr. Rink was involved in the restaurant industry where he participated in business acquisitions and expansions that resulted in the creation of a successful restaurant franchise business.  Mr. Rink also serves as the Chairman of the Board of Trustees for Waterkeeper Alliance, a nonprofit organization working to protect water resources.

Mr. Rink has not previously held any positions with the Company.  Mr. Rink has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers.  Other than as disclosed below, there is no arrangement or understanding between Mr. Rink and any other persons pursuant to which Mr. Rink was selected as a director.  Mr. Rink has not been named or, at the time of this Current Report, is not expected to be named to any committee of the Board of Directors of the Company.

Related Party Transaction

The Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated July 17, 2010, among the Company, Abtech Merger Sub, Inc., a Nevada corporation and wholly-owned subsidiary of the Company, and AbTech.  Mr. Rink is a stockholder of AbTech and currently serves as President, Chief Executive Officer, and Director of AbTech.  Pursuant to the terms of the Merger Agreement, the Company will acquire all of the issued and outstanding capital stock of AbTech (through a reverse acquisition transaction) in exchange for the stockholders of AbTech acquiring approximately seventy eight percent (78%) ownership interest in the Company on a post-closing basis.  As a result, AbTech will become a wholly owned subsidiary of the Company.  As a condition to the closing of the merger transaction, Mr. Rink is to be appointed to the Board of Directors of the Company.  There have been no further related party transactions between Mr. Rink and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2010	ABTECH HOLDINGS, INC.

	By:	/s/ Mandi Luis
Mandi Luis
President